                 [LETTERHEAD OF RUBIN BAUM LEVIN CONSTANT & FRIEDMAN]





                                   December 2, 1996





International Sports Wagering Inc.
201 Lower Notch Road
Little Falls, New Jersey  07424

Ladies and Gentlemen:

    We refer to the Registration Statement on Form SB-2, File No. 333-15005
(the "Registration Statement"), filed by International Sports Wagering Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended: (a) up to 1,725,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, par value $.001 per share (the "Common Stock"), and one redeemable warrant to purchase one share of Common Stock (collectively, the "Public Warrants"), the Public Warrants to be issued pursuant to a Warrant Agreement between the Company and American Stock Transfer & Trust Company in the form of Exhibit 4.5 to the Registration Statement (the "Public Warrant Agreement"), (b) the shares of Common Stock and Public Warrants comprising the Units, (c) up to 1,725,000 shares of Common Stock issuable upon exercise of the Public Warrants, (d) options (the "Representatives' Options") to purchase up to 150,000 units (the "Option Units"), each Option Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock, (e) up to 150,000 Option Units and the securities comprising the same,
(f) up to 150,000 shares of Common Stock issuable upon exercise of the warrants included in the Option Units, and (g) up to 195,000 shares of Common Stock issuable upon exercise of warrants held by certain selling securityholders (the "Bridge Warrants").

    As counsel to the Company, we have examined such corporate records, documents and agreements and such matters of law as we have considered necessary or appropriate for the

International Sports Wagering Inc.
December 2, 1996
Page 2

purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

       (i) the Common Stock contained in the Units to be sold by the Company to the several underwriters, if and when paid for and issued in accordance with the terms of the underwriting agreement between the Company and the several underwriters in the form of Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), will be legally issued, fully paid and nonassessable;

       (ii) the Common Stock issuable upon exercise of the Public Warrants contained in the Units to be sold by the Company to the several underwriters, if and when paid for and issued upon exercise of the Public Warrants in accordance with the terms of the Public Warrant Agreement, will be legally issued, fully paid and nonassessable;

       (iii) the Common Stock contained in the Option Units issuable upon exercise of the Representatives' Options, if and when paid for and issued upon exercise of the Representatives' Options in accordance with the terms thereof, will be legally issued, fully paid and nonassessable;

       (iv) the Common Stock issuable upon exercise of the warrants contained in the Option Units, if and when paid for and issued upon exercise of such warrants in accordance with the terms of the Public Warrant Agreement, will be legally issued, fully paid and nonassessable;

       (v) the Common Stock issuable upon exercise of the Bridge Warrants, if and when paid for and issued in accordance with the terms of the Bridge Warrant certificates, will be legally issued, fully paid and nonassessable;

       (vi) the Public Warrants contained in the Units to be sold by the Company to the several underwriters, if and when paid for and issued in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company;

       (vii) the Representatives' Options to be sold by the Company to the representatives of the several underwriters, if and when paid for and issued in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company; and

International Sports Wagering Inc.
December 2, 1996
Page 3

       (viii) the warrants contained in the Option Units issuable upon exercise of the Representatives' Options, if and when paid for and issued in accordance with the terms of the Representatives' Option Agreement, will be valid and binding obligations of the Company.

              The opinions expressed in paragraphs (vi), (vii) and (viii) with regard to the validity and binding nature of the obligations referred to therein are limited to the extent that the validity and binding nature of such obligations may be limited by bankruptcy, insolvency, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

              We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

              We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                      Very truly yours,


                                      RUBIN BAUM LEVIN CONSTANT & FRIEDMAN